ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is effective December 31, 2009 by and among, Brownie’s Marine Group, Inc., a Nevada corporation (the “Buyer”) and Robert M. Carmichael, an individual residing in the State of Florida (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller owns certain intellectual property itemized on Exhibit A;

WHEREAS, the Buyer currently licenses such intellectual property from the Seller in consideration of royalty fees;

WHEREAS, the Buyer believes there are opportunities to develop markets for the intellectual property; and

WHEREAS, Buyer believes that it would be in the best interests of the Buyer to acquire the intellectual property, thereby eliminating royalty fees, and providing the Buyer with an opportunity to develop and market the intellectual property; and

WHEREAS, the Buyer wishes to purchase or acquire from the Seller and the Seller wishes to sell, assign and transfer to the Buyer, the intellectual property upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, and of the mutual benefits to be derived hereby, the parties hereto agree as follows:

DEFINITIONS

The terms defined below, whenever used in this Agreement (including the Exhibits and Schedules attached hereto), shall have the respective meanings indicated below for all purposes of this Agreement.  All references herein to a Section, Article, Exhibit or Schedule are to a Section, Article, Exhibit or Schedule of or to this Agreement, unless otherwise indicated.

Affiliate:  of a Person shall mean a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.  “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, or otherwise.

Agreement:  shall have the meaning provided in the first paragraph, above.

Applicable Law:  shall mean all applicable provisions of all constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any governmental authority.

Assets:  shall have the meaning provided in Section 1.1.

Buyer: shall mean Brownie’s Marine Group, Inc., a Nevada corporation, and any of its successors and assigns.

Closing:  shall have the meaning provided in Section 2.1.

Closing Date:  shall have the meaning provided in Section 2.1.

Code:  shall mean the Internal Revenue Code of 1986, as amended.

Collateral Documents:  shall mean the Intellectual Property Assignments.

Confidential Information:  shall mean any information (in any form whatsoever) concerning the Assets that is not already generally available to the public.

Consent:  shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

Contract:  shall mean all agreements and contracts related to the Assets, whether oral or written.

Intellectual Property Assets:  shall have the meaning provided in Section 3.1.4(a)

Intellectual Property Assignments:  shall have the meaning provided in Section 4.

IRS:  shall mean the Internal Revenue Service.

Lien:  shall mean any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting, trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

Person:  shall mean any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

Seller:  shall mean Robert M. Carmichael.

ARTICLE I

SALE AND PURCHASE OF THE ASSETS

1.1    Assets.  Subject to the terms, conditions and qualifications set forth herein and for the consideration set forth in Article II hereof, Seller agrees to convey, transfer, assign and deliver to the Buyer at the Closing all of Seller’s right, title and interest in and to the Seller’s intellectual property described on Exhibit A herein (including, without limitation, all goodwill associated with Seller’s permits, claims, work in process), the Intellectual Property Assets, the Confidential Information, any and all rights of the Sellers under Contracts entered into by Seller relating to the Assets (the foregoing items are collectively referred to herein as the “Assets”). The Assets transferred pursuant to this Agreement shall be sold and conveyed to the Buyer free and clear of all Liens of any nature or description.  The Assets are described as follows:  (a) United States Patents  (a) United States Patents 7,083,484, 6,860,773, 6,652,339 and 6,200,026 -- Inflatable dive marker and collection bag; and (b) Current works in progress for an entire new series of 3-dimensional dive flags and divers raft/float system.

ARTICLE II

THE CLOSING

2.1    Date.  The closing of the sale and purchase of the Assets (the “Closing”) shall take place on December 31, 2009 (the “Closing Date”).

2.2    Consideration.  In consideration of the sale, assignment, conveyance and delivery by the Seller of the Assets to Buyer pursuant to the terms and conditions of this Agreement on the Closing Date, the Buyer shall pay to the Seller an aggregate purchase price of Four Hundred Thousand (400,000) shares of common stock of the Company (the “Shares”).

2.3    Allocation of Purchase Price.  The consideration referenced in Section 2.2, above (and any and all other capitalized costs), shall be allocated among the Assets in accordance with an allocation schedule to be prepared by the Buyer in accordance with the Code, which allocation shall be binding upon the Buyer and the Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Seller.  Seller represents, warrants and covenants to the Buyer as follows:

3.1.1  Authorization, etc.  The Seller has the power and authority to execute and deliver this Agreement and each of the Collateral Documents to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Seller of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite legal actions.  The Seller has duly executed and delivered this Agreement and each of the Collateral Documents to which it is a party.  This Agreement is a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the exercise of judicial discretion by the court before which any proceeding therefore may be brought.

3.1.2  No Conflicts, etc.  The execution, delivery and performance by the Seller of this Agreement and each of the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (i) any Applicable Law applicable to the Seller, or the Assets, (ii) the legal authority of the Seller, or (iii) any Contract or other contract, agreement or other instrument to which the Seller or any Affiliate thereof is a party or by which the Seller may be bound or affected.

3.1.3  Assets.  The Seller has good title to all the Assets free and clear of any and all Liens.

3.1.4  Intellectual Property.

(a)    Title.  Exhibit A contains a correct list of all Intellectual Property that is owned by the Seller and used in, held for use in connection with, or necessary for the conduct of, or otherwise material to the Seller’s conveyance of the intellectual property contemplated by this Agreement (the “Intellectual Property Assets”).  The Seller is the sole owner all of the Intellectual Property Assets, free from any Liens and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever.

(b)    Transfer.  Immediately after the Closing, the Buyer will own or otherwise have the right to use all the Intellectual Property Assets, free from any Liens.

3.1.5  Investment.

(a)    Seller is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").

(b)    Seller acknowledges that the Shares are being acquired solely for the account of Seller and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded.  The Seller does not intend to dispose of all or any part of the Shares except in compliance with the provisions of the Act and applicable state securities laws, and understands that the Shares are being offered pursuant to a specific exemption under the provisions of the Act, which exemption(s) depends, among other things, upon the compliance with the provisions of the Act.  Seller has relied solely on the reports of the Company filed with the Securities and Exchange Commission in making its decision to acquire the Shares.

3.2    Representations and Warranties of the Buyer.  The Buyer represents and warrants to the Seller as follows:

3.2.1  Authorization, etc.  The Buyer has the power and authority to execute and deliver this Agreement and each of the Collateral Documents to which it is a party, to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery by the Buyer of this Agreement and the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action of the Buyer.  The Buyer has duly executed and delivered this Agreement and each of the Collateral Documents to which it is a party.  This Agreement is a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the exercise of judicial discretion by the court before which any proceeding therefore may be brought.

3.2.2  Organization.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with full power and authority to carry on its business and to own or lease and to operate its properties as and in the places where such business is conducted and such properties are owned, leased or operated.

3.2.3  No Conflicts, etc.  The execution, delivery and performance by the Buyer of this Agreement and each of the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in a violation of or a default under (with or without the giving of notice or the lapse of time or both) (i) any Applicable Law applicable to the Buyer, or (ii) the certificate of incorporation or bylaws of the Buyer.

3.2.4  Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of shareholders.

ARTICLE IV

OBLIGATIONS OF SELLER AT CLOSING

At the Closing, Seller will deliver to the Buyer all documents, certificates and agreements necessary to transfer to the Buyer good and marketable title to the Assets, free and clear of any and all Liens thereon, including without limitation, assignments with respect to the Intellectual Property Assets (the “Intellectual Property Assignments”).

ARTICLE V

OBLIGATIONS OF BUYER AT CLOSING

At the Closing, the Buyer will deliver to the Seller the consideration provided under Section 2.2 and copies of the corporate resolutions necessary to authorize the execution, delivery and performance of this Agreement and the applicable Collateral Documents by the Buyer.

ARTICLE VI

MISCELLANEOUS

6.1    Expenses.  Subject to the terms and provisions of this Agreement, the Seller, on the one hand, and the Buyer, on the other hand, shall bear their respective expenses, costs and fees (including attorneys’ and accountants’ fees) in connection with the preparation, execution and delivery of this Agreement and compliance herewith.

6.2    Severability.  If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

6.3    Notices.  All notices, requests, demands, waivers and other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (c) sent by reputable, nationally recognized next-day or overnight mail or delivery or (d) sent by telecopy or telegram.

(i) if to the Seller to:	Robert M. Carmichael
940 N.W. 1st Street
Fort Lauderdale, Florida 33301

(ii) if to the Buyer to:	Brownie’s Marine Group, Inc.
940 N.W. 1st Street
Fort Lauderdale, Florida 33301

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the date of such delivery, (x) if by certified or registered mail, on the fifth (5th) day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

6.4    Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) the Collateral Documents (when executed and delivered) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

6.5    Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

6.6    Governing Law, etc.  This Agreement shall be governed in all respects, including as to validity, under the laws of the State of Florida without giving effect to the conflict of laws rules thereof.  The Buyer and the Seller hereby irrevocably submit to the jurisdiction of the courts of the State of Florida and the Federal courts of the United States of America located in the State of Florida, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any of such document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such court in Broward County, Florida.

6.7    Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and there respective successors and permitted assigns.

6.8    Assignment.  This Agreement shall be freely assignable or transferable by the Buyer to, and shall inure to the benefit of, and be binding upon any other corporate entity that shall succeed to the business presently being operated by the Buyer.  This Agreement shall not be assignable by the Seller without the prior written consent of the Buyer.

6.9    Amendment; Waivers, etc.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:

BROWNIE’S MARINE GROUP, INC. a Nevada corporation

By: /s/Robert M. Carmichael
Name: Robert M. Carmichael
Title: President

SELLER:

/s/Robert M. Carmichael
Robert M. Carmichael

EXHIBIT A
SCHEDULE 3.1.14
INTELLECTUAL PROPERTY ASSETS

Patent No.	Title	Filing Date
I.I.P	Three-Dimensional Dive Flag development in progress	TBD
I.I.P	Novel Dive Raft / Float system for Divers	TBD
7,083,484	Inflatable dive marker and collection bag	February 28, 2005
6,860,773	Inflatable dive marker and collection bag	November 21, 2003
6,652,339	Inflatable dive marker and collection bag	March 12, 2001
6,200,026	Inflatable dive marker and collection bag	March 27, 1998